UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2005

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In light of the Annual Meeting of Shareholders of Prudential Financial, Inc., a New Jersey company (the “Company”), being held today and in anticipation of possible questions or discussion at the Annual Meeting or thereafter, the Company is reporting the following for purposes of Regulation FD:

(a)	On June 7, 2005, the Company issued a news release announcing that the Board of Directors of the Company has approved an increase in the level of share repurchases authorized under the Company’s share repurchase program. As described in the news release, the Board has authorized the repurchase of up to $2.1 billion of its outstanding Common Stock in 2005. The Board had previously authorized the repurchase under the program of up to $1.5 billion of its outstanding Common Stock in 2005. From January 1, 2005 through June 7, 2005, the Company has repurchased approximately $678 million of its Common Stock under the program.

The timing and amount of any share repurchases under the authorization will be determined by management based on market conditions and other considerations, and such repurchases may be effected in the open market, through derivative, accelerated repurchase and other negotiated transactions and through plans designed to comply with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended.

The news release relating to this matter is being filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

(b)	The Company currently uses reinsurance primarily to transfer mortality risk, to acquire or dispose of blocks of business and to manage our capital more effectively. Given the recent publicity surrounding certain reinsurance transactions involving other companies in the insurance industry, the Company voluntarily commenced a review of the accounting for its reinsurance arrangements to confirm that it complied with applicable accounting rules. This review includes an inventory and examination of current and past arrangements, including those relating to the Company’s wind-down and divested businesses and discontinued operations. This review is ongoing and not yet complete.

Subsequent to commencing its voluntary review, the Company received a subpoena from the Connecticut Attorney General requesting information regarding the Company’s participation in certain types of reinsurance transactions. The Company believes that a number of other insurance industry participants have also received this request. It is possible that the Company or its subsidiaries may receive additional requests relating to reinsurance arrangements. The Company intends to cooperate fully with all such requests.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	News release of the Company, dated June 7, 2005, announcing an increase in the level of share repurchases authorized under the Company’s share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2005

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name:	Brian J. Morris
Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	News release of Prudential Financial, Inc., dated June 7, 2005, announcing an increase in the level of share repurchases authorized under its share repurchase program.